Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “JONES ENERGY HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 2009, AT 1:23 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2012, AT 10:50 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF JUNE, A.D. 2013, AT 2:09 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “JONES ENERGY HOLDINGS, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION:	1240885

	DATE:	03-26-14
4765517 8100H

140382265
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:30 PM 12/16/2009
FILED 01:23 PM 12/16/2009
SRV 091105974 - 4765517 FILE

CERTIFICATE OF FORMATION

OF

JONES ENERGY HOLDINGS, LLC

1.                                      The name of the limited liability company is Jones Energy Holdings, LLC.

2.                                      The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Jones Energy Holdings, LLC, this 16th day of December, 2009.

/s/ Jon Rex Jones, Jr.
Jon Rex Jones, Jr., Authorized Person